UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2008

GEN2MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-147932	26-1358844
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

2295 S. Hiawassee Rd.
Suite 414
Orlando, FL  32835
 (Address of principal executive offices) (zip code)

(310) 7701693
 (Registrant's telephone number, including area code)

Copies to:
Marc J. Ross, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2008, Gen2Media Corporation (the “Company”) entered into an Amendment to Executive Employment Agreement (the “Agreement”) with each of (i) Mark Argenti, the Company’s Chief Creative Officer and Secretary, (ii) Mary Spio, the Company’s President, and (iii) Ian McDaniel, the Company’s Treasurer and Chief Technology Officer (collectively, the “Executive Officers”). Pursuant to the terms of the Agreement, the Executive Officers shall receive an annual base salary of $125,000 per year, effective November 1, 2008 with the elimination of any cash bonuses due to each of the Executive Officers under their respective original employment agreements with the Company. Additionally, the Executive Officers forgave any and all past salaries or other compensation due to them for prior services rendered to the Company.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description

10.1	Form of Amendment to Executive Employment Agreement dated November 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Gen2Media Corporation

Dated: November 10, 2008	By:	/s/ James Byrd
Name: James Byrd
Title: Chairman and CEO